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Filed pursuant to Rule 424(b)(5)
Registration No. 333-222136

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	6,000,000	$123.50	$741,000,000	$92,254.50(1)

(1)
The filing fee of $92,254.50 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement filed by the registrant on December 18, 2017.

PROSPECTUS SUPPLEMENT
(To prospectus dated December 18, 2017)

6,000,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

           This is a public offering of common stock of Alexandria Real Estate Equities, Inc. We have entered into a forward sale agreement with each of Bank of America, N.A., JP Morgan Chase Bank, N.A., London Branch, and Citibank, N.A., which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 6,000,000 shares of our common stock (or an aggregate of 6,900,000 shares of our common stock if the underwriters' option to purchase additional shares is exercised in full) that will be delivered in this offering.

           We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers. We expect to physically settle the forward sale agreements (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than April 8, 2019. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances. See "Underwriting (Conflicts of Interest)—Forward Sale Agreements."

           If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate did not sell and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

           Our common stock is listed on the New York Stock Exchange under the symbol "ARE." The last reported sale price of our common stock on the New York Stock Exchange on January 4, 2018 was $126.74 per share.

           Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and "Risk Factors" beginning on page 2 of the accompanying prospectus.

	Per Share	Total

Public offering price	$123.50	$741,000,000

Underwriting discount(1)	$4.94	$29,640,000

Proceeds, before expenses, to us(2)	$118.56	$711,360,000

(1)
See "Underwriting (Conflicts of Interest)."
(2)
We expect to receive net proceeds from the sale of the shares of our common stock, before fees and estimated expenses, of $711.4 million upon full physical settlement of the forward sale agreements, which we expect to occur no later than April 8, 2019. For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreements will be fully physically settled based on the initial forward sale price of $118.56 per share, which is the public offering price less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreements" for a description of the forward sale agreements.

           We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 900,000 shares of our common stock at the initial price to the public less the underwriting discount. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchasers or their respective affiliates to the underwriters, in which case we will enter into additional forward sale agreements with the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term "forward sale agreement" as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreement, if any forward purchaser or its affiliates does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser or its affiliates does not deliver and sell, and the number of shares underlying the relevant forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

           Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the shares to purchasers on or about January 8, 2018 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Citigroup

Co-Managers

Evercore ISI	Goldman Sachs & Co. LLC	Mizuho Securities
RBC Capital Markets	Scotiabank	Wells Fargo Securities

Barclays	BB&T Capital Markets	BNP PARIBAS	BTIG	Capital One Securities

Fifth Third Securities	JMP Securities	Loop Capital Markets	PNC Capital Markets LLC

Ramirez & Co., Inc.	SMBC Nikko	SunTrust Robinson Humphrey	TD Securities

The date of this prospectus supplement is January 4, 2018

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus" we authorize to be delivered to you. We, the underwriters and the forward purchasers (and their affiliates) have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information you should not rely on it. We, the underwriters and the forward purchasers (and their affiliates) are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized "free writing prospectus" is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "projected," or "anticipates," or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:

  •
  Worldwide economic recession, lack of confidence, and/or high structural unemployment;

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  Recent financial and economic trouble in emerging-market economies;

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  Regional and local economic crises which could adversely impact global markets, such as those experienced in China, Greece, and Puerto Rico;

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  Negative impact on economic growth resulting from the combination of federal income tax increases, debt policy and government spending restrictions;

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  Failure of the U.S. federal government to manage its fiscal matters or to raise or further suspend the debt ceiling, and changes in the amount of federal debt;

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  Potential and further downgrade of the U.S. credit rating;

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  The continuation of the ongoing economic crisis in Europe;

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  Monetary policy actions by the Federal Reserve;

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  Potential and further downgrades of the credit ratings of major financial institutions, or their perceived creditworthiness;

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  Changes in laws, regulations, and financial accounting standards;

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  The seizure or illiquidity of credit markets;

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  Failure to meet market expectations for our financial performance;

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  Our inability to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities;

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  Potential negative impact of capital plan objectives to reduce our balance sheet leverage;

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  Our inability to comply with financial covenants in our debt agreements;

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  Increased interest rates and operating costs;

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  Financial, banking, and credit market conditions;

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  Inflation or deflation;

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  Prolonged period of stagnant growth;

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  Adverse economic or real estate developments in our markets;

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  Our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development;

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  Significant decreases in our active development, active redevelopment, or preconstruction activities, resulting in significant increases in our interest, operating, and payroll expenses;

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  Our failure to successfully operate or lease acquired properties;

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  The nature and extent of future competition;

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  General and local economic conditions;

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  Adverse developments concerning the science and technology industries and/or our science and technology tenants;

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  Tenant base concentration within the science and technology industries;

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  Risks affecting our life science industry tenants, including, but not limited to, high levels of regulation, the safety and efficacy of their products, funding requirements for product research and development, and changes in technology, patent expiration and intellectual property protection;

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  Risks affecting our technology industry tenants, including, but not limited to, an uncertain regulatory environment, rapid technological changes, a dependency on the maintenance and security of the Internet infrastructure, significant funding requirements for product research and development, and inadequate intellectual property protections;

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  Potential decreases in government funding for our U.S. government tenants;

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  Government-driven changes to the healthcare system that may reduce pricing of drugs, negatively impact healthcare coverage, or negatively impact reimbursement of healthcare services and products;

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  Potential decreases in funding for the U.S. Food & Drug Administration, U.S. National Institute of Health and other government agencies;

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  Lower rental rates and/or higher vacancy rates;

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  Failure to renew or replace expiring leases;

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  Defaults of leases by tenants;

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  Our failure to comply with laws or changes in the law;

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  Compliance with environmental laws;

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  The financial condition of our insurance carriers;

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  Extreme weather conditions or climate change;

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  Terrorist attacks;

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  Availability of and our ability to attract and retain qualified personnel;

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  Our failure to maintain our status as a real estate investment trust ("REIT") for federal tax purposes;

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  Certain ownership interests outside the United States that may subject us to different or greater risks than those associated with our domestic operations;

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  Fluctuations in foreign currency exchange rates;

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  Security breaches through cyber-attacks or cyber-intrusions;

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  The ability of our third-party managers to provide quality services and amenities with respect to our properties;

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  Changes in the method of determining the London Interbank Offered Rate or the replacement of LIBOR with an alternative reference rate;

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  Potential changes to the U.S. tax laws; and

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  Potential developments from recent political events.

        This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus supplement beginning on page S-8, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 beginning on page 6 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 beginning on page 121, and the other information contained in our reports filed with the SEC. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF DOCUMENTS BY REFERENCE

        In addition to the documents that are listed in the section entitled "Where You Can Find More Information—Incorporation of Documents by Reference" in the accompanying prospectus, the Company hereby incorporates into this prospectus supplement, the information contained in slides 173 to 176, 178 to 185 and 187 to 191 of Exhibit 99. 1 entitled "Certain information presented at Alexandria Real Estate Equities, Inc.'s Investor Day Conference on November 29, 2017" attached to the Company's Form 8-K furnished to the SEC on November 29, 2017.

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in our common stock. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "Company," "Alexandria," "we," "us," and "our" refer to Alexandria Real Estate Equities, Inc. and its subsidiaries, and "GAAP" refers to generally accepted accounting principles in the United States. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2016, and assumes that the underwriters do not exercise their option to purchase up to 900,000 additional shares of common stock as described in "Underwriting (Conflicts of Interest)."

 Alexandria Real Estate Equities, Inc.

Overview

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for federal income tax purposes. We are an S&P 500® urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations with a total market capitalization of $16.1 billion and an asset base in North America of 28.6 million square feet as of September 30, 2017. The asset base in North America includes 20.6 million rentable square feet ("RSF") of operating properties, including 1.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.0 million square feet of future development projects, including 1.1 million square feet of near-term projects undergoing marketing for lease and pre-construction activities and 3.3 million square feet of intermediate-term development projects. Founded in 1994, we pioneered this niche and have since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. We are known for our high-quality and diverse tenant base, with approximately 50% of our annual rental revenue as of September 30, 2017, generated from investment-grade tenants. We have a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. A key element of our strategy is our unique focus on Class A properties clustered in urban campuses. These key urban campus locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space. They represent highly desirable locations for tenancy by life science and technology entities because of their close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad real estate, life science, and technology relationships in order to identify and attract new and leading tenants and to source additional value-creation real estate.

        The following table represents a summary of our new Class A development and redevelopment projects that we expect to place into service during 2018-2020:

		PROJECT RSF
					PERCENTAGE				OCCUPANCY
	OUR OWNERSHIP INTEREST	IN SERVICE						PROJECT START(1)
PROPERTY | MARKET | SUBMARKET			CIP	TOTAL	LEASED	NEGOTIATING	TOTAL		INITIAL	STABILIZED
Developments under construction
100 Binney Street | Greater Boston | Cambridge	100%	341,776	91,155	432,931	100%	—%	100%	3Q15	3Q17	1Q18
399 Binney Street | Greater Boston | Cambridge	100%	—	164,000	164,000	—%	75%	75%	4Q17	4Q18	2019
1655 & 1715 Third Street | San Francisco | Mission Bay/SoMa	10%	—	580,000	580,000	100%	—%	100%	2Q18	2019	2019
213 East Grand Avenue | San Francisco | South San Francisco	100%	—	300,930	300,930	100%	—%	100%	2Q17	1Q19	2019
279 East Grand Avenue | San Francisco | South San Francisco	100%	—	199,000	199,000	—%	52%	52%	4Q17	2019	2019
Menlo Gateway | San Francisco | Greater Stanford	49% (2)	252,000	521,000	773,000	100%	—%	100%	4Q17	4Q19	4Q19

		593,776	1,856,085	2,449,861	85%	9%	94%
Redevelopments under construction
266 & 275 Second Avenue | Greater Boston | Route 128	100%	144,584	59,173	203,757	84%	—%	84%	3Q17	2Q18	2018
9625 Towne Centre Drive | San Diego | University Town Center	50.1% (3)	—	163,648	163,648	100%	—%	100%	3Q15	4Q18	2018
9900 Medical Center Drive | Maryland | Rockville	100%	—	45,039	45,039	—%	—%	—%	3Q17	2Q18	2018
5 Laboratory Drive | Research Triangle Park | RTP	100%	—	175,000	175,000	—%	39%	39%	2Q17	3Q18	2019

		144,584	442,860	587,444	57%	12%	69%

Total		738,360	2,298,945	3,037,305	80%	10%	90%

Near-term projects undergoing marketing and pre-construction
1818 Fairview Avenue East | Seattle | Lake Union	100%	—	205,000	205,000	TBD	TBD	TBD	TBD	2019	TBD
681 Gateway Boulevard | San Francisco | South San Francisco	100%	126,971	—	126,971	TBD	TBD	TBD	4Q18	2019	TBD
825 & 835 Industrial Road | San Francisco | Greater Stanford	100%	—	530,000	530,000	TBD	TBD	TBD	TBD	2019	TBD
201 Haskins Way | San Francisco | South San Francisco	100%	—	280,000	280,000	TBD	TBD	TBD	TBD	TBD	TBD
9880 Campus Point Drive | San Diego | University Town Center	100%	71,510	—	71,510	TBD	TBD	TBD	1H18	TBD	TBD

Total		198,481	1,015,000	1,213,481	TBD	TBD	TBD

(1)
The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.
(2)
Our initial contribution to the joint venture represents an 18% ownership interest. We expect this to increase to 49% by the quarter ending March 31, 2019 through additional contributions to fund construction.
(3)
In December 2017, we entered into an agreement to sell a 49.9% ownership interest in this property to TIAA Global Asset Management and affiliates ("TIAA"). The initial ownership interest held by TIAA is currently 35.9%, which is expected to increase to 49.9% during the six months ended June 30, 2018 as TIAA contributes additional amounts to fund construction.

        As of November 29, 2017, except for in-service and construction in progress information, which is as of September 30, 2017.

Recent and Pending Acquisitions

        In November 2017, we entered into an agreement to acquire a 49% interest in a real estate joint venture at Menlo Gateway, located in our Greater Stanford submarket. This acquisition provides strategic growth in our Greater Stanford cluster. The joint venture's real estate project consists of two phases, including a 252,000 RSF recently completed building, and 521,000 RSF comprising two office buildings currently under construction, which are expected to be completed in 2019. The entire project is leased to Facebook, Inc. Our initial interest in this joint venture is 18% and is expected to grow to 49% by the first quarter of 2019. In addition to our equity funding for construction, the joint venture is expected to fund the remaining cost of construction through construction loans. Our expected share of the total assets at completion is an aggregate of $430 million and we expect an initial stabilized yield of 6.9% (6.3% on a cash basis). Our estimates for initial stabilized yield and initial stabilized yield (cash basis) represent our initial estimates at the commencement of the project and there can be no assurance the actual yields will equal these estimates. Our total equity contribution to the real estate joint venture is expected to aggregate $282 million, including an initial contribution of $60 million made in November 2017, with remaining equity to be funded through the completion of the project in the first quarter of 2019.

        In December 2017, we completed the acquisition of 701 Gateway Boulevard, an operating property aggregating 170,790 RSF of office space located in our South San Francisco submarket, for a cash purchase price of $76 million. The property is currently 96.5% occupied by multiple tenants with minimal near-term lease expirations, and is strategically located within our Alexandria Technology Center—Gateway campus. In addition, the property provides future opportunities to convert existing office space to office/laboratory space through redevelopment, and to develop a new building.

        The following table represents a summary of our 2018 acquisition guidance, including the pending acquisitions under contract as of the date of this prospectus supplement ($ in thousands):

				SQUARE FOOTAGE
PROPERTY | MARKET | SUBMARKET	DATE OF PURCHASE	PROPERTIES	OCCUPANCY	OPERATING		FUTURE VALUE CREATION		PURCHASE PRICE
Under purchase agreement
1455 & 1515 Third Street | San Francisco | Mission Bay/SoMa	N/A	2	100%	N/A	(1)	—	(1)	$38,000
9965-9995 Summers Ridge Road | San Diego | Sorrento Mesa	1/5/18	4	100%	316,531		50,000		149,000
1655 & 1715 Third Street | San Francisco | Mission Bay/SoMa	1/5/18	2	N/A	—		580,000		39,000
Pending | Seattle	Mid-January 2018	1	55%	38,342		29,570		23,000
Pending | San Francisco	Late January 2018	4	77%	165,832		32,168		136,000

				520,705		691,738		385,000
Additional acquisitions projected								285,000 - 385,000

2018 Guidance range								$670,000 - $770,000

(1)
Represent second and third installment payments on our acquisition of the remaining 49% interest in a joint venture with Uber Technologies, Inc. which owns these two land parcels. We are leasing the land to Uber Technologies, Inc. which supports the development of two Class A office buildings aggregating 422,980 RSF for the new headquarters of Uber Technologies, Inc.

        In January 2018, we expect to acquire 9965-9995 Summers Ridge Road, a campus with on-site amenities consisting of four operating properties aggregating 316,531 RSF of office/laboratory space located in our Sorrento Mesa submarket, for a cash purchase price of $149 million. The property also includes a future development opportunity for an additional 50,000 RSF building. The properties are currently 100% leased to two life science product, service, and device companies for an aggregate term of 15 years for each tenant.

        In January 2018, we expect to acquire a 10% interest in a real estate joint venture with respect to 1655 and 1715 Third Street, located in our Mission Bay/SoMa submarket. This opportunistic acquisition will provide strategic growth in our key Mission Bay/SoMa cluster. The joint venture is developing two buildings aggregating 580,000 RSF that are integrated within the new Golden State Warriors complex under development. The buildings are expected to be 100% leased to Uber Technologies, Inc. Our total equity contribution of $39 million will be primarily funded at closing of the joint venture agreement; our share of the total investment in the real estate joint venture is expected to be $78 million, including our share of construction financing expected to be incurred by the joint venture.

Recent Developments

Issuance of Unsecured Senior Notes, Equity Offering and Settlement of Forward Sale Agreements

        On November 20, 2017, we issued and sold $600 million aggregate principal amount of our 3.45% senior notes due 2025 (the "Notes"), in a registered public offering. The Notes are fully and unconditionally guaranteed, on a senior basis, by Alexandria Real Estate Equities, L.P., our operating partnership. The net proceeds of $594 million from the sale of the Notes were used to repay two secured construction loans aggregating $389 million (net of unamortized deferred financing costs) with a weighted average interest rate of 3.40%, and outstanding borrowings under our unsecured senior line of credit, as well as for general corporate purposes.

        In March 2017, we entered into an offering to sell an aggregate 6.9 million shares of our common stock, at a public offering price of $108.55 per share and issued 2.1 million shares upon closing for net proceeds of $218 million. In December 2017, we issued 4.8 million shares of our common stock to settle our forward sales agreements and used net proceeds, after issuance costs and underwriting discount, of $485 million to fund recent acquisitions and highly-leased value-creation construction projects completed during the six months ended December 31, 2017, and for general corporate purposes.

 THE OFFERING

        The offering terms are summarized below solely for convenience. For a more complete description of the terms of our common stock, see the section entitled "Description of Common Stock" in the accompanying prospectus.

Issuer	Alexandria Real Estate Equities, Inc.
Shares of Common Stock Offered by the Forward Purchasers or Affiliates Thereof	6,000,000 shares of common stock (or 6,900,000 shares of common stock if the underwriters' option to purchase additional shares is exercised in full).(1)(2)
Shares of Common Stock to Be Outstanding Immediately after the Offering	101,178,268 shares of common stock.(3)
Shares of Common Stock to Be Outstanding after the Settlement of the Forward Sale Agreements Assuming Full Physical Settlement	107,178,268 shares of common stock (or 108,078,268 shares of common stock if the underwriters' option to purchase additional shares is exercised in full).(3)
Accounting Treatment of the Transaction

Before any issuance of shares of our common stock upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $118.56 (which is the price at which the underwriter agrees to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers. See "Use of Proceeds." As a result, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. or their affiliates will receive more than 5% of the net proceeds of this offering, not including the underwriting discount.

In the event the pending acquisitions described in "Summary—Recent and Pending Acquisitions" above are not consummated and we elect to physically settle the forward sale agreements, we expect to use the proceeds from such settlements to fund the construction of on-going highly leased development projects, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on our unsecured senior line of credit, if any. See "Use of Proceeds." Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Loop Capital Markets LLC, PNC Capital Markets LLC, Associated Banc-Corp., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are lenders under our unsecured line of credit and will receive a pro rata portion of the net proceeds from the physical settlement of the forward sale agreements to the extent that we use any such proceeds to reduce the outstanding balance thereunder. See "Underwriting (Conflicts of Interest)."

New York Stock Exchange Symbol	ARE

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.

We expect to receive net proceeds of approximately $710.6 million (or $817.3 million if the underwriters' option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreements and this offering), subject to certain adjustments pursuant to the forward sale agreements, only upon full physical settlement of the forward sale agreements, which we expect will be no later than April 8, 2019.(1)(2)(3)(4)

We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of common stock sold by us to the underwriters in connection with this offering) to fund pending acquisitions described in "Summary—Recent and Pending Acquisitions" above and the construction of on-going highly leased development projects, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on our unsecured senior line of credit, if any. We may then also borrow from time to time under our unsecured senior line of credit to provide funds for general working capital and other corporate purposes, which may include the reduction of the outstanding balances under our unsecured senior bank term loans, the repayment of other debt and selective development, redevelopment or acquisition of properties. See "Use of Proceeds" and "Risk Factors."

Risk Factors

You should read carefully the "Risk Factors" beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus for certain considerations relevant to an investment in our common stock.

(1)
The forward purchasers have advised us that they or their affiliates intend to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect will be no later than April 8, 2019. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See "Underwriting (Conflicts of Interest)—Forward Sale Agreements" for a description of the forward sale agreements.
(2)
We have granted the underwriters an option to purchase up to an additional 900,000 shares of our common stock. The numbers in the summary assume that we have elected to enter into additional forward sale agreements with respect to the exercise by the underwriters of their option to purchase additional shares.
(3)
The number of shares of common stock to be outstanding after the physical settlement of the forward sale agreements is based on 101,178,268 shares of common stock outstanding as of January 2, 2018.
(4)
The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement.

RISK FACTORS

        An investment in our common stock involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled "Forward-Looking Statements," as well as the risks identified in this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are incorporated herein by reference.

Risks Related to Pending and Recently Completed Acquisitions

We cannot assure you that the acquisitions will be completed on a timely basis or at all.

        There are a number of risks and uncertainties relating to the pending and recently completed acquisitions described in "Summary—Recent and Pending Acquisitions" above. For example, the pending acquisitions may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the pending acquisitions. The agreements related to the pending acquisitions may be terminated by the parties thereto under certain circumstances. Delays in closing or the failure to close the pending acquisitions in their entirety or at all may result in our incurring significant additional costs in connection with such delay or failure and/or failing to achieve the anticipated benefits of the pending and recently completed acquisitions. Any delay in closing or a failure to close could have a negative impact on our business and the trading price of our common stock.

        In the event the pending acquisitions described in "Summary—Recent and Pending Acquisitions" above are not consummated and we elect to physically settle the forward sale agreements, we expect to use the proceeds from such settlement(s) to fund the construction of on-going highly leased development projects, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on our unsecured senior line of credit, if any. However, we would have broad authority to use such net proceeds for other purposes that may not be accretive to our earnings per share and funds from operations per share. Affiliates of each of the underwriters are lenders under our unsecured senior line of credit and will receive a pro rata portion of the net proceeds from the physical settlement of the forward sale agreements to the extent that we use any such proceeds to reduce the outstanding balance thereunder. See "Underwriting (Conflicts of Interest)."

The pending acquisitions, if completed, and the recently completed acquisitions may not achieve their expected benefits.

        There can be no assurance that we will be able to realize the expected benefits of the pending and recently completed acquisitions. Our ability to realize the anticipated benefits of the pending and recently completed acquisitions will depend, to a large extent, on our ability to obtain additional entitlements and successfully lease and develop/redevelop the acquired properties. In addition, the pending and recently completed acquisitions may result in material unanticipated problems, including:

  •
  we may not be able to obtain additional entitlements beyond those currently approved for these properties; our inability to obtain entitlements and increase the rentable square footage of these properties may significantly impact future returns;

  •
  market conditions may result in challenges in attracting new tenants, leasing these properties, and/or achieving the rental rates we expect;

  •
  total construction costs to develop/redevelop these properties may exceed the projected costs; and

  •
  the properties may be subject to unknown or contingent liabilities for which we may have no or limited recourse against the sellers, including for liabilities for clean-up or remediation of environmental conditions, claims of existing tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise.

        Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue, disruptions in our current plans and operations and diversion of our management's time and energy, which could have a material adverse effect on our business, financial condition, results of operations and/or cash flows. Additionally, we may not realize the full benefits of the pending and recently completed acquisitions within the anticipated time frame or at all. All of these factors could cause dilution to our earnings per share, decrease or delay the expected accretive effect of the pending and recently completed acquisitions, and negatively impact the price of our common stock.

Risks Related to this Offering

The market price and trading volume of our common stock may vary substantially.

        The stock markets, including the New York Stock Exchange, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus supplement and others such as:

  •
  our operating performance and the performance of other similar companies;

  •
  actual or anticipated changes in our business strategy or prospects;

  •
  actual or anticipated variations in our quarterly operating results or dividends;

  •
  equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

  •
  the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

  •
  changes in market valuations of similar companies;

  •
  additions to or departures of our key personnel;

  •
  actions by our stockholders;

  •
  adverse market reaction to any increased indebtedness we may incur in the future;

  •
  changes in accounting principles;

  •
  speculation in the press or investment community;

  •
  the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus; and

  •
  general market and economic conditions.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

Common stock eligible for future sale may have adverse effects on our share price.

        Sales of substantial amounts of our common stock into the public market, through this offering or otherwise, or the perception that such sales could occur, may adversely affect the market price of our common stock. Immediately prior to this offering, we had 101,178,268 shares of our common stock issued and outstanding.

        In addition, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

Future offerings of debt or preferred equity securities, which could rank senior to our common stock, may adversely affect the market price of our common stock.

        If we decide to issue additional debt or preferred equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any additional convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue additional debt or preferred equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Investing in our common stock may involve a high degree of risk.

        The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Risks Related to the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

        If any forward purchaser or its affiliate does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the relevant forward purchaser or its affiliate and, under such circumstances, the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

        Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

  •
  in such forward purchaser's commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

  •
  we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

  •
  certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

  •
  an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law or disruption in the forward purchaser's ability to hedge its exposure under the forward sale agreement; or

  •
  certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

        A forward purchaser's decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

        We expect that the forward sale agreements will settle no later than April 8, 2019. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

  •
  return shares of our common stock to securities lenders in order to unwind such forward purchaser's hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

  •
  if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

        In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding the forward purchaser's hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

        The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. See "Underwriting (Conflicts of Interest)—Forward Sale Agreements" for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.

        If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the applicable forward purchaser any shares of our common stock not previously delivered, and such forward purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

 USE OF PROCEEDS

        We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.

        Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $118.56 per share and that the underwriters have not exercised their option to purchase additional shares of common stock, we expect to receive net proceeds of approximately $710.6 million (after deducting fees and estimated expenses related to the forward sale agreements and this offering), subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which settlement we expect will occur no later than April 8, 2019. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread.

        We expect to receive net proceeds of approximately $710.6 million (or $817.3 million if the underwriters' option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreements and this offering), subject to certain adjustments pursuant to the forward sale agreements, only upon full physical settlement of the forward sale agreements, which we expect will be no later than April 8, 2019.

        We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of common stock sold by us to the underwriters in connection with this offering) to fund pending acquisitions that we expect to complete in the near-term and the construction of on-going highly leased development projects, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on our unsecured senior line of credit, if any. We may then also borrow from time to time under our unsecured senior line of credit to provide funds for general working capital and other corporate purposes, which may include the reduction of the outstanding balances under our unsecured senior bank term loans, the repayment of other debt and selective development, redevelopment or acquisition of properties. See "Risk Factors."

        Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Loop Capital Markets LLC, PNC Capital Markets LLC, Associated Banc-Corp., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are lenders under our unsecured line of credit and will receive a pro rata portion of the net proceeds from the physical settlement of the forward sale agreements to the extent that we use any such proceeds to reduce the outstanding balance thereunder. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. See "Underwriting (Conflicts of Interest)."

        If, however, we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any proceeds from the forward purchasers.

        Before any issuance of shares of our common stock upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2017:

  •
  on an actual basis;

  •
  on a pro forma basis giving effect to (i) the sale of $600.0 million aggregate principal amount of our 3.45% senior notes due 2025 on November 20, 2017 and use of net proceeds after issuance costs and underwriting discount of $593.5 million for (a) the repayment of one secured note payable with a balance of $211.3 million as of September 30, 2017 that bore interest at a rate of LIBOR plus 1.35% and was scheduled to mature on August 23, 2018, (b) the repayment of one secured note payable with a balance of $177.7 million as of September 30, 2017 that bore interest at a rate of LIBOR plus 2.00% and was scheduled to mature on April 20, 2019 and (c) the repayment of borrowings on our unsecured senior line of credit and (ii) the settlement of our March 2017 forward sale agreements, in December 2017, and the resulting issuance of 4.8 million shares of our common stock and the use of net proceeds, after issuance costs and underwriting discount, of $485 million to fund recent acquisitions and highly-leased value-creation construction projects completed during the six months ended December 31, 2017; and

  •
  on a pro forma as adjusted basis after giving effect to the aforementioned items (i) and (ii) as well as (iii) proceeds in this offering from the sale of the shares of common stock that we are issuing and selling, (iv) the full physical settlement of the forward sale agreements based on an initial forward sale price equal to the net offering price set forth on the front cover of this prospectus supplement and (v) our use of the net proceeds of this offering, as described herein under the caption "Use of Proceeds." It does not include up to an additional 900,000 shares of our common stock that may be sold pursuant to the underwriters' option to purchase additional shares.

        The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our Quarterly Report on

Form 10-Q for the quarterly period ended September 30, 2017, which are incorporated by reference into this prospectus supplement.

	As of September 30, 2017
(Dollars in thousands, except per share amounts)	Actual	Pro Forma	Pro Forma, as Adjusted
Cash and Cash Equivalents:	$118,562	$493,790	$1,204,350
Debt:
Secured notes payable	$1,153,890	$764,950	$764,950
Unsecured senior notes payable	2,801,290	3,394,828	3,394,828
Unsecured senior line of credit	314,000	—	—
Unsecured senior bank term loans	547,860	547,860	547,860
Commitments and Contingencies:
Redeemable noncontrolling interests	11,418	11,418	11,418
Alexandria Real Estate Equities, Inc.'s stockholders' equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized:
7.00% Series D Cumulative Convertible Preferred Stock; 10,000,000 shares authorized; 2,975,432 issued and outstanding on an actual basis; and 2,975,432 issued and outstanding on a pro forma basis and a pro forma, as adjusted basis; $25.00 liquidation value per share	74,386	74,386	74,386
Common stock, $0.01 par value per share; 200,000,000 shares authorized; 94,324,549 shares issued and outstanding on an actual basis; 99,079,549 shares issued and outstanding on a pro forma basis; and 105,079,549 shares issued and outstanding on a pro forma, as adjusted basis	943	991	1,051
Additional paid-in capital	5,287,777	5,772,359	6,482,859
Accumulated other comprehensive income	43,864	43,864	43,864

Alexandria's stockholders' equity	5,406,970	5,891,600	6,602,160
Noncontrolling interests	486,423	486,423	486,423

Total equity	5,893,393	6,378,023	7,088,583

Total capitalization	$10,721,851	$11,097,079	$11,807,639

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a REIT and the ownership and disposition of shares of our common stock. This discussion supersedes the discussion of U.S. federal income tax considerations set forth in the base prospectus attached hereto. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, administrative decisions and rulings of the IRS and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following reflects changes to the U.S. federal income tax laws made by legislation commonly referred to as the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Tax Cuts and Jobs Act is a far-reaching and complex revision to the U.S. federal income tax laws with disparate and, in some cases, countervailing impacts on different categories of taxpayers and industries, and will require subsequent rulemaking in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on us, our stockholders, our tenants and the real estate industry cannot be reliably predicted at this early stage of the new law's implementation.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

        THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT (and we do not qualify for relief under certain provisions of the Code), we will be subject to federal income tax on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the "double taxation" of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the stockholder level).

        Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:

  •
  We will be subject to tax at normal corporate tax rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase the tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2017, we have never made such a designation.

  •
  If we fail to satisfy either the 75% or the 95% gross income test discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

  •
  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate (currently 21%) by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

  •
  If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

  •
  We will be subject to a tax of 100% on net income from any "prohibited transaction," as described below.

  •
  We will be subject to tax at the highest corporate tax rate (currently 21%) on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

  •
  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate tax rate (currently 21%) to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

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  We will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that would be reapportioned between us and any of our "taxable REIT subsidiaries" in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our net long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

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  We may also be subject to tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to ensure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income test discussed below), cash items, government securities, qualified temporary investments and interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, and debt instruments issued by "publicly offered REITs."

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  No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above.

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  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt," loans to individuals or estates and obligations to pay rents from real property.

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  No more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

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  Not more than 25% of the value of our total assets may be represented by debt instruments of "publicly offered REITs" to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of "publicly offered REITs" in the meaning of real estate assets.

        For purposes of the 10% value test described above:

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  our interest as a partner in a partnership is not considered a security;

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold, and expect to hold in the future, securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%).

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be:

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  "rents from real property";

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  interest on obligations secured by mortgages on, or interests in, real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  gains from the disposition of interests in real estate assets (excluding gain from the sale of a nonqualified "publicly offered REIT" debt instrument) and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property");

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  distributions on shares in other REITs, as well as gain from the sale of such shares;

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  abatements and refunds of real property taxes;

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  income from the operation, and gain from the sale, of "foreclosure property";

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  commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

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  certain qualified temporary investment income.

        Second, in general, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will qualify as "rents from real property" only under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income test, respectively.

        Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        For purposes of the 75% and 95% gross income tests, gross income also does not include any "accumulated post-1986 deferred foreign income" (as determined under the Code) of certain foreign corporations in which we own an interest that is required to be included in our taxable income with respect to our taxable year ending December 31 2017. "Accumulated post-1986 deferred foreign income" generally means, subject to certain exclusions, the previously untaxed post-1986 accumulated earnings and profits (determined on a net basis) of such foreign corporations, determined as of November 2, 2017 or December 31, 2017, whichever is higher.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:

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  following our identification of the failure, we file a schedule with a description of each item of gross income subject to these gross income tests in accordance with regulations prescribed by the Treasury; and

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  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply, nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        For purposes of determining our taxable income, we will be required to include in income any "accumulated post-1986 deferred foreign income" (as determined under the Code) of certain foreign corporations in which we own an interest with respect to our taxable year ending December 31, 2017. We are entitled to elect to include any such income over an eight-year period. However, we do not expect to include a material amount, if any, of such income.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. Any such dividend would be distributed in a manner intended to be treated in full as a taxable dividend that counts toward satisfaction of our annual distribution requirements. While the IRS privately has ruled a distribution of stock pursuant to such an election will be considered a taxable dividend if certain requirements are met, no assurances can be provided that the IRS will not assert a contrary position and that such a distribution will be considered a taxable dividend that qualifies for the dividends paid deduction.

        In order for distributions to count toward the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends" unless we qualify as a "publicly offered REIT." Generally, a distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a "publicly offered REIT."

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships and Qualified REIT Subsidiaries

        Certain of our investments are held through partnerships or entities treated as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

        Certain of our investments are held through wholly-owned subsidiaries that are treated as "qualified REIT subsidiaries." Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. If a REIT owns a subsidiary that is a qualified REIT subsidiary, the separate existence of that subsidiary is disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries are not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described above under "—Taxation of Our Company—Asset Tests."

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for federal income tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for federal income tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of ours and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate tax rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local income taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that is reapportioned between us and any of our taxable REIT subsidiaries to more clearly reflect the income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporate stockholders. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Furthermore, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "Taxation of Our Stockholders—Tax Rates Applicable to Individual Stockholders" below for a discussion of applicable capital gains rates. Stockholders should consult their own tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

        Distributions by us and gain from the sale or other disposition of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against this income or gain. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate that we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated as income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

        Unless you are a "qualified shareholder" or a "qualified foreign pension fund" (both as defined below), we are required by applicable Treasury regulations to withhold 21% of any distribution to a foreign stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 10% of the class of stock sold. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such qualified shareholders or owners of such qualified shareholders who own 10% or less of our capital stock may also be treated as a dividend. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's U.S. trade or business or were made to a nonresident alien individual present in the United States for 183 days or more during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

        THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates Applicable to Individual Stockholders

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual generally are subject to federal income tax at a maximum rate of 20%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 20% maximum tax rate on qualified dividends. Instead, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income, the current maximum rate of which is 37%. However, for taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The 20% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

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  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions are subject to a 25% tax rate to such extent);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and back-up withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, back-up withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%.

Additional Healthcare Tax

        Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are continually under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase, and we and the forward purchasers, or their affiliates, have agreed to sell the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,274,900
J.P. Morgan Securities LLC	960,000
Citigroup Global Markets Inc.	960,000
Evercore Group L.L.C.	212,500
Goldman Sachs & Co. LLC	212,500
Mizuho Securities USA LLC	212,500
RBC Capital Markets, LLC	212,500
Scotia Capital USA Inc.	212,500
Wells Fargo Securities, LLC	212,500
Barclays Capital Inc.	117,700
BB&T Capital Markets, a division of BB&T Securities, LLC	117,700
BNP Paribas Securities Corp.	117,700
BTIG, LLC	117,700
Capital One Securities, Inc.	117,700
Fifth Third Securities, Inc.	117,700
JMP Securities LLC	117,700
Loop Capital Markets LLC	117,700
PNC Capital Markets LLC	117,700
Samuel A. Ramirez & Company, Inc.	117,700
SMBC Nikko Securities America, Inc.	117,700
SunTrust Robinson Humphrey, Inc.	117,700
TD Securities (USA) LLC	117,700

Total	6,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters and the several forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters or the several forward purchasers, as applicable, may be required to make because of any of those liabilities.

        The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from the forward purchasers, or their affiliates, and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus supplement if any such shares are taken, other than those covered by the option described below.

        The shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial offering of the shares of common stock, the underwriters may change the public offering price and the other selling terms. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The shares are listed on the New York Stock Exchange under the symbol "ARE."

Commissions and Discounts

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$4.94	$4.94
Total	$29,640,000	$34,086,000

        The information assumes (a) either no exercise or full exercise of the underwriters' option to purchase additional shares, and (b) that the forward sale agreements are fully physically settled based upon the initial forward sale price of $118.56 per share. If we physically settle the forward sale agreements based upon the initial forward sale price, we expect to receive net proceeds of approximately $710.6 million (or $817.3 million if the underwriters' option to purchase additional shares is exercised in full and assuming we elect to enter into additional forward sale agreements) (after deducting fees and estimated expenses related to the forward sale agreement and this offering) subject to certain adjustments as described below, upon settlement of the forward sale agreements, which settlement we expect to occur no later than April 8, 2019.

        We estimate that our portion of the total expenses related to the forward sale agreements and this offering will be approximately $0.8 million.

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters' option to purchase additional shares, and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

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  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' option to purchase additional shares.

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  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' option to purchase additional shares.

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  Covering transactions involve purchases of shares either pursuant to the underwriters' option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

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  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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    To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the underwriters' option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters' option to purchase additional shares.

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  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Forward Sale Agreements

        We have entered into separate forward sale agreements with each of Bank of America, N.A., JP Morgan Chase Bank, N.A., London Branch, and Citibank, N.A., which we refer to in this capacity as the forward purchasers, relating to an aggregate of 6,000,000 shares of our common stock (subject to increase if the underwriters exercise their option to purchase additional shares and assuming we elect to enter into additional forward sale agreements). In connection with the execution of the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters in this offering an aggregate of up to 6,000,000 shares of our common stock (subject to increase if the underwriters exercise their option to purchase additional shares and assuming we elect to enter into additional forward sale agreements). If any forward purchaser or its affiliate does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the relevant forward purchaser or its affiliate and, under such circumstances, the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of our common stock from the relevant forward purchaser or its affiliate, as described above, will be replaced with the commitment to purchase from us, at the price set forth on the cover page of this prospectus supplement at which the underwriters have agreed to purchase the shares of our common stock from such forward purchaser, the relevant number of shares of our common stock not sold by such forward purchaser or its affiliate.

        We will not initially receive any proceeds from the sale of our common stock by the forward purchasers but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, at the applicable forward sale price (as described below), from the forward purchasers upon full physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to fully physically settle the forward sale agreements.

        We expect each forward sale agreement to settle no later than April 8, 2019, subject to acceleration by the relevant forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle any forward sale agreement, we will issue shares of our common stock to the forward purchaser under the relevant forward sale agreement at the then-applicable forward sale price. The forward sale price initially will be equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement. Each of the forward sale agreements provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased by certain specified amounts during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread.

        Before any issuance of our common stock upon physical settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $118.56 (which is the price at which the underwriter agrees to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

        Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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  return shares of our common stock to securities lenders in order to unwind such forward purchaser's hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,

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  if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

        If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.

        In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding the forward purchaser's hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See "Risk Factors—Risks Related to the Forward Sale Agreements."

        Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to settle on a date specified by such forward purchaser if (1) in such forward purchaser's commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common stock) or the occurrence of a change in law or disruption in the forward purchaser's ability to hedge its exposure under the forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement). A forward purchaser's decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See "Risk Factors—Risks Related to the Forward Sale Agreements."

Option to Purchase Additional Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 900,000 additional shares at the initial price to the public less the underwriting discount. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter's initial allocation reflected in the above table. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchasers or their respective affiliates to the underwriters, in which case we will enter into additional forward sale agreements with the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term "forward sale agreement" as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreement, if any forward purchaser or its affiliates does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser or its affiliate does not deliver and sell and the number of shares underlying the relevant forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

        The additional forward sale agreements that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale agreements described above, except that it will cover only the number of shares of our common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale agreement will be the initial forward sale price under the initial forward sale agreement, subject to certain adjustments.

No Sales of Similar Securities

        We have agreed that, except pursuant to the underwriting agreement, for a 30-day period after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, or otherwise dispose of any common stock, other than (1) pursuant to employee stock plans existing on the date of the underwriting agreement, (2) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement, or (3) in connection with acquisitions of assets or businesses in which common stock is issued as consideration.

Conflicts of Interest

        All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers. As a result, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., or their affiliates, will receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering REITs are excluded from that requirement.

Other Relationships

        In the ordinary course of their business, the underwriters, the forward purchasers, or their respective affiliates have in the past performed, and may continue to perform, investment banking,

broker dealer, financial advisory or other services for us, for which they received or may receive, customary fees and commissions. In addition, affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Loop Capital Markets LLC, PNC Capital Markets LLC, Associated Banc-Corp., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are lenders under our unsecured senior line of credit. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Administrative Agent for our unsecured senior line of credit. Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. are Joint Lead Arrangers and Joint Bookrunners for our unsecured senior line of credit. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. are Swing Line Lenders and L/C Issuers for our unsecured senior line of credit. An affiliate of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are Co-Syndication Agents for our unsecured senior line of credit. Affiliates of each of Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc., Capital One Securities, Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC are Co-Documentation Agents for our unsecured senior line of credit. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Associated Banc-Corp., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are lenders under our unsecured senior bank term loan with an outstanding principal balance of $200 million (as of September 30, 2017) and a maturity date of January 3, 2019, assuming that we exercise the extension options available on such loan (the "2019 unsecured senior bank term loan"). An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Administrative Agent for our 2019 unsecured senior bank term loan. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are Joint Lead Arrangers and Joint Lead Book Runners for our 2019 unsecured senior bank term loan. Affiliates of each of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are Co-Syndication Agents for our 2019 unsecured senior bank term loan. Affiliates of each of Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., Barclays Capital Inc. and Capital One Securities, Inc. are Co-Documentation Agents for our 2019 unsecured senior bank term loan. Affiliates of each of Citigroup Global Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital USA Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are lenders under our unsecured senior bank term loan with an outstanding principal balance of $350 million (as of September 30, 2017) and a maturity date of January 15, 2021, assuming that we exercise the extension options available on such loan (the "2021 unsecured senior bank term loan"). An affiliate of Citigroup Global Markets Inc. is the Administrative Agent for our 2021 unsecured senior bank term loan. Citigroup Global Markets Inc. and affiliates of each of RBC Capital Markets, LLC and Scotia Capital USA Inc. are Joint Lead Arrangers and Joint Book Running Managers for our 2021 unsecured senior bank term loan. Affiliates of each of RBC Capital Markets, LLC and Scotia Capital USA Inc. are Co-Syndication Agents for our 2021 unsecured senior bank term loan. Affiliates of each of Mizuho Securities USA LLC, PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are Co-Documentation Agents for our 2021 unsecured senior bank term loan. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Associated Banc-Corp, BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., and TD Securities (USA) LLC are lenders under, and an affiliate of Scotia Capital USA Inc. is the Administrative Agent for, our construction loan for our development project at 50/60 Binney Street in our Cambridge submarket.

        Underwriters, forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) and the forward purchasers (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters, forward purchasers, and/or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters, forward purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area (each a "Member State"), no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

Prohibition of Sales to European Economic Area Retail Investors

        The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Netherlands

        The shares of our common stock offered hereby may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus supplement may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Morrison & Foerster LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Rights
Preferred Stock	Warrants
Debt Securities

Alexandria Real Estate Equities, L.P.

Guarantees of Debt Securities

        We may issue Alexandria Real Estate Equities, Inc.'s shares of common stock, shares of preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. Alexandria Real Estate Equities, L.P. may guarantee any debt securities that we issue under this prospectus.

        Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants or debt securities sold by any selling security holder. Alexandria Real Estate Equities, L.P. will not receive any proceeds from issuing guarantees of any debt securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE." Our 7.00% Series D cumulative convertible preferred stock is traded on the New York Stock Exchange under the symbol "ARE-D."

        Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 18, 2017.

i

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," "our company" or "the company" refer to Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Alexandria Real Estate Equities, Inc., L.P., a Delaware limited partnership.

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities and the related guarantees described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Forward-Looking Statements."

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock and 7.00% Series D cumulative convertible preferred stock are listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        You may also access further information about us by visiting our website at www.are.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on January 31, 2017;

  •
  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 7, 2017 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 2, 2017, August 1, 2017 and October 31, 2017, respectively;

  •
  our Current Reports on Form 8-K, as filed with the SEC on February 22, 2017, February 24, 2017, March 3, 2017, March 9, 2017, March 15, 2017, May 12, 2017, July 3, 2017, July 7, 2017, August 21, 2017, November 14, 2017 and November 20, 2017;

  •
  the description of our 7.00% Series D cumulative convertible preferred stock contained in the Registration Statement on Form 8-A filed on December 16, 2015, including any amendments or reports filed for the purpose of updating such description;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

  •
  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering of securities described in this prospectus.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Investor Relations
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

THE COMPANY

        Alexandria Real Estate Equities, Inc. is a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust ("REIT") for federal income tax purposes. We are an S&P 500® urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations with a total market capitalization of $16.1 billion and an asset base in North America of 28.6 million square feet as of September 30, 2017. The asset base in North America includes 20.6 million rentable square feet ("RSF") of operating properties, including 1.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.0 million square feet of future development projects, including 1.1 million square feet of near-term projects undergoing marketing for lease and pre-construction activities and 3.3 million square feet of intermediate-term development projects. Founded in 1994, we pioneered this niche and have since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. We are known for our high-quality and diverse tenant base, with approximately 50% of our annual rental revenue as of September 30, 2017 generated from investment-grade tenants. We have a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. A key element of our strategy is our unique focus on Class A properties clustered in urban campuses. These key urban campus locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space. They represent highly desirable locations for tenancy by life science and technology entities because of their close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad real estate, life science, and technology relationships in order to identify and attract new and leading tenants and to source additional value-creation real estate.

        Alexandria Real Estate Equities, L.P. is a Delaware limited partnership of which our wholly owned subsidiary, ARE-QRS Corp., is the sole general partner. Alexandria Real Estate Equities, Inc. and ARE-QRS Corp. together hold all of the limited partnership interests in Alexandria Real Estate Equities, L.P. We directly or indirectly hold a majority of our interests in our properties and land, and conduct most of our operations, through Alexandria Real Estate Equities, L.P. and its subsidiaries.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

SECURITIES THAT MAY BE OFFERED

        We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, "at-the-market" or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  rights;

  •
  warrants; and/or

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  debt securities and related guarantees, if any.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured senior line of credit or other borrowings or for general corporate purposes. If initially used to pay down our unsecured senior line of credit, we may then borrow from time to time under our unsecured senior line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development, redevelopment or acquisition of properties, or the repurchase of our outstanding preferred stock.

        We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to fixed charges and the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing our earnings by our fixed charges. For this purpose, earnings consist of income from continuing operations before noncontrolling interests and interest expense less noncontrolling interests in income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest incurred (including amortization of deferred financing costs and capitalized interest).

	Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013	2012
Consolidated Ratio of Earnings to Fixed Charges	1.50	(a)	0.26	(b)	1.75	(c)	1.42	(d)	1.61	1.26	(e)
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.33	(a)	0.17	(b)	1.48	(c)	1.17	(d)	1.34	1.00	(e)

(a)
Ratios for the nine months ended September 30, 2017, include the effect of losses on early extinguishment of debt aggregating $670 thousand, a preferred stock redemption charge of $11.3 million, and impairment of real estate of $203 thousand. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2017, were 1.51 and 1.44, respectively.

(b)
Fixed charges and combined fixed charges and preferred stock dividends exceeded earnings by $118.2 million and $199.7 million, respectively, for the year ended December 31, 2016. Ratios for the year ended December 31, 2016, include the effect of losses on early extinguishment of debt aggregating $3.2 million, a preferred stock redemption charge of $61.3 million, and impairment of real estate of $209.3 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2016, were 1.59 and 1.41, respectively.

(c)
Ratios for the year ended December 31, 2015, include the effect of losses on early extinguishment of debt of $189 thousand and impairment of real estate of $23.3 million. Excluding the impact of losses on early extinguishment of debt and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2015, were 1.91 and 1.62, respectively.

(d)
Ratios for the year ended December 31, 2014, include the effect of losses on early extinguishment of debt aggregating $525 thousand, a preferred stock redemption charge of $2.0 million, impairment of land parcel of $24.7 million, and impairment of real estate of $27.0 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, the impairment of land parcel, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2014, were 1.83 and 1.52, respectively.

(e)
Ratios for the year ended December 31, 2012, include the effect of losses on early extinguishment of debt aggregating $2.2 million, a preferred stock redemption charge of $6.0 million, impairment of land parcel of $2.1 million, and impairment of real estate of $11.4 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, the impairment of land parcel, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2012, were 1.42 and 1.13, respectively.

DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

General

        Our charter provides that we may issue up to

  •
  200,000,000 shares of common stock, $.01 par value per share ("common stock");

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  100,000,000 shares of preferred stock, $.01 par value per share ("preferred stock"); and

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  200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

        Of our preferred stock,

  •
  10,000,000 shares are classified as 7.00% Series D cumulative convertible preferred stock ("Series D preferred stock").

        As of December 15, 2017, the following securities were issued and outstanding:

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  96,416,068 shares of our common stock; and

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  2,975,432 shares of our Series D preferred stock.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. In uncontested elections of directors, the affirmative vote of a majority of the total votes cast "for" or "against," or withheld as to a director nominee is sufficient to elect such director nominee. In contested elections, a plurality of votes cast is required for the election of a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

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  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

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  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

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  the number of shares of our common stock into which the shares of our preferred stock are convertible;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

        Series D Preferred Stock.    The dividends on our Series D preferred stock are cumulative and accrue from the date of original issuance. We pay dividends quarterly in arrears at an annual rate of $1.75 per share. Our Series D preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption provisions and we are not allowed to redeem our Series D preferred stock, except to preserve our status as a REIT. Investors in our Series D preferred stock generally have no voting rights. We may, at our option, cause some or all of our Series D preferred stock to be automatically converted into shares of our common stock if the closing sale price per share of our common stock equals or exceeds 150% of the then-applicable conversion price of the Series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option. Holders of our Series D preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares into shares of our common stock at an applicable conversion rate, which is subject to adjustments for certain events, including, but not limited to certain dividends on our common stock in excess of $0.78 per share per quarter and dividends on our common stock payable in shares of our common stock. The foregoing summary of our Series D preferred stock is qualified in its entirety by reference to the description of our Series D preferred stock contained in the Registration Statement on Form 8-A filed with the SEC on December 16, 2015, a copy of which is incorporated by reference into this prospectus. As of September 30, 2017, the conversion rate for the Series D preferred stock was 0.2487 shares of our common stock per $25.00 liquidation preference, which was equivalent to a conversion price of approximately $100.52 per share of common stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or certain tax-exempt entities (as set forth in the Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, among other purposes, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

  •
  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Code; and

  •
  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on ownership and transfer is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above ownership or transfer limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

  •
  benefit economically from ownership of any shares of excess stock held in the trust;

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  have any rights to distributions thereon; or

  •
  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

  •
  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership and transfer limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

  •
  the price paid by the prohibited owner for the shares;

  •
  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

  •
  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Code or the Treasury regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

  •
  the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and amount of securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and securities issuable upon exercise of the warrants will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

  •
  the price or prices at which securities issuable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures applicable to the warrants, if any;

  •
  a description of material federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the prospectus supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may issue our debt securities under one or more indentures. Each indenture and the instruments evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and, in each case, may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time.

        We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture among us, Alexandria Real Estate, L.P., as guarantor, and Branch Banking and Trust Company, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the instrument evidencing the debt securities of the applicable series. You should read the applicable indenture and the instrument evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

  •
  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

  •
  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

  •
  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

  •
  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

  •
  any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

  •
  whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

  •
  any provisions regarding the status and ranking of the debt securities;

  •
  a description of material federal income tax consequences; and

  •
  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or similar occurrence. However, no assurances can be provided that the applicable indenture for any particular series of debt securities will not contain such covenants.

Guarantees of the Debt Securities

        Alexandria Real Estate Equities, L.P. may fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on one or more series of such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving our bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee by written notice to us or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series by written notice to us may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of at least 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:

  •
  in the payment of principal, premium or interest and

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We, and any guarantor, may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or any guarantor or convey, transfer or lease its properties and assets substantially as an entirety to us or any guarantor, unless:

  •
  in the case we, or the applicable guarantor, consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are, or the applicable guarantor is, merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our or the guarantor's obligations on the debt securities under a supplemental indenture or guarantee, as applicable;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides that if the provisions described below are made applicable to a particular series of debt securities, then, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  •
  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

  •
  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the IRS, a private ruling of the IRS addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC, the world's largest securities depository, is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained in this website is not incorporated by reference in, and should not be considered a part of, this prospectus.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC's procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC's applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. Unless otherwise specified in our prospectus supplement, if securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time by giving reasonable notice to us or our agent, if any. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws.

Board of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

    •
    by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the special meeting of stockholders. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only:

  •
  by or at the direction of our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment to Our Bylaws

        The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

Extraordinary Actions

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, convert or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority vote requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

  •
  vest in the board the exclusive power to fix the number of directorships and

  •
  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

  •
  a two-thirds vote requirement for the removal of any director from the board and

  •
  the filling of vacancies on the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Our Bylaws

        The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law and the current Subtitle 8 elections and advance notice provisions of our bylaws may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a REIT and the ownership and disposition of shares of our common stock. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion is based on current provisions of the Code, current and proposed Treasury regulations, administrative decisions and rulings of the IRS and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

        THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT (and we do not qualify for relief under certain provisions of the Code), we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the "double taxation" of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the stockholder level).

        Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:

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  We will be subject to tax at normal corporate tax rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase his tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2016, we have never made such a designation.

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  If we fail to satisfy either the 75% or the 95% gross income test discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

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  If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

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  We will be subject to a tax of 100% on net income from any "prohibited transaction," as described below.

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  We will be subject to tax at the highest corporate tax rate on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

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  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate tax rate to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

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  We will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that would be reapportioned between us and any of our "taxable REIT subsidiaries" in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our net long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

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  We may also be subject to the corporate "alternative minimum tax" as well as tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to ensure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income test discussed below), cash items, government securities, qualified temporary investments and, for taxable years beginning after December 31, 2015, interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, and debt instruments issued by "publicly offered REITs."

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  No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above.

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  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt," loans to individuals or estates and obligations to pay rents from real property.

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  No more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

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  For taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of "publicly offered REITs" to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of "publicly offered REITs" in the meaning of real estate assets for taxable years beginning after December 31, 2015.

        For purposes of the 10% value test described above:

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  our interest as a partner in a partnership is not considered a security;

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold, and expect to hold in the future, securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be:

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  "rents from real property";

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  interest on obligations secured by mortgages on, or interests in, real property, and, for taxable years beginning after December 31, 2015, interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  gains from the disposition of interests in real estate assets (excluding gain from the sale of a nonqualified "publicly offered REIT" debt instrument) and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property");

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  distributions on shares in other REITs, as well as gain from the sale of such shares;

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  abatements and refunds of real property taxes;

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  income from the operation, and gain from the sale, of "foreclosure property";

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  commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

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  certain qualified temporary investment income.

        Second, in general, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will qualify as "rents from real property" only under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income test, respectively.

        Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) for taxable years beginning after December 31, 2015, to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:

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  following our identification of the failure, we file a schedule with a description of each item of gross income subject to these gross income tests in accordance with regulations prescribed by the Treasury; and

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  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply, nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. Any such dividend would be distributed in a manner intended to be treated in full as a taxable dividend that counts toward satisfaction of our annual distribution requirements. While the IRS privately has ruled a distribution of stock pursuant to such an election will be considered a taxable dividend if certain requirements are met, no assurances can be provided that the IRS will not assert a contrary position and that such a distribution will be considered a taxable dividend that qualifies for the dividends paid deduction.

        In order for distributions to count toward the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends" unless such distributions are made in taxable years beginning after December 31, 2014 and we qualify as a "publicly offered REIT." Generally, a distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a "publicly offered REIT."

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships and Qualified REIT Subsidiaries

        Certain of our investments are held through partnerships or entities treated as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

        Certain of our investments are held through wholly-owned subsidiaries that are treated as "qualified REIT subsidiaries." Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. If a REIT owns a subsidiary that is a qualified REIT subsidiary, the separate existence of that subsidiary is disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries are not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described above under "—Taxation of Our Company—Asset Tests."

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for federal income tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for federal income tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of ours and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate tax rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local income taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that is reapportioned between us and any of our taxable REIT subsidiaries to more clearly reflect the income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "Taxation of Our Stockholders—Tax Rates Applicable to Individual Stockholders" below for a discussion of applicable capital gains rates. Stockholders should consult their own tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

        Distributions by us and gain from the sale or other disposition of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against this income or gain. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate that we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated as income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

  •
  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

        Unless you are a "qualified shareholder" or a "qualified foreign pension fund" (both as defined below), we are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 10% of the class of stock sold. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such qualified shareholders or owners of such qualified shareholders who own 10% or less of our capital stock may also be treated as a dividend. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's U.S. trade or business or were made to a nonresident alien individual present in the United States for 183 days or more during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

        THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates Applicable to Individual Stockholders

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual generally are subject to federal income tax at a maximum rate of 20%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 20% maximum tax rate on qualified dividends. As a result, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income. However, the 20% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

  •
  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions are subject to a 25% tax rate to such extent);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and back-up withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, back-up withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%.

Additional Healthcare Tax

        Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

Pending Tax Reform Legislation

        On November 16, 2017, the U.S. House of Representatives passed the Tax Cuts and Jobs Act (H.R. 1). On December 2, 2017, the Senate passed a different version of the Tax Cuts and Jobs Act. A conference committee made up of members of the House and Senate reconciled the two versions of the Tax Cuts and Jobs Act and released a conference report on December 15, 2017. The reconciled version of the Tax Cuts and Jobs Act (the "Tax Reform Bill") must be passed in both the House and the Senate and signed by the President before becoming law. The Tax Reform Bill would make significant changes to the United States income tax rules applicable to both individuals and corporations. In particular, the Tax Reform Bill would reduce the corporate tax rate and may reduce the effective tax rate for individuals on the receipt of ordinary REIT dividends. It is not possible to state with certainty whether the Tax Reform Bill will pass, when it will pass, and the effect of the legislation on us and on an investment in our capital stock.

        In general, the rules dealing with U.S. federal income taxation are continually under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. You are urged to consult with your tax advisor with respect to the status of the Tax Reform Bill and any other legislative, regulatory or administrative developments and proposals and their potential effect on your investment in our capital stock.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common stock or preferred stock, as applicable, may be issued by us upon conversion of our preferred stock or debt securities or upon exercise of rights or warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.

LEGAL MATTERS

        Certain legal matters with respect to the guarantees and federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "forecast," "guidance," "projects" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q as incorporated herein by reference. See "Where You Can Find More Information." Other than as may be required by law, we do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

6,000,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

J.P. Morgan

Citigroup

Evercore ISI

Goldman Sachs & Co. LLC

Mizuho Securities

RBC Capital Markets

Scotiabank

Wells Fargo Securities

Barclays

BB&T Capital Markets

BNP PARIBAS

BTIG

Capital One Securities

Fifth Third Securities

JMP Securities

Loop Capital Markets

PNC Capital Markets LLC

Ramirez & Co., Inc.

SMBC Nikko

SunTrust Robinson Humphrey

TD Securities

January 4, 2018